SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         Flatbush Federal Bancorp, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


               Federal                                    11-3700733
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         2146 Nostrand Avenue
         Brooklyn, New York                                  11210
(Address of Principal Executive Offices)                  (Zip Code)

         If this form relates to                   If this form relates to
         the registration of a class               the registration of a class
         of securities pursuant to                 of securities pursuant to
         Section 12(b) of the Exchange             Section 12(g) of the Exchange
         Act and is effective pursuant             Act and is effective pursuant
         to General Instruction A.(c),             to General Instruction A.(d),
         please check the following                please check the following
         box. | |                                  box. |X|

         Securities Act registration statement file number to which this form relates: 333-106557

         Securities to be registered pursuant to Section 12(b) of the Act:

                 None                                         N/A
           (Title of Class)                   (Name of Each Exchange on Which
                                               Each Class is to be Registered)

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $0.01 per share
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Flatbush Federal Bancorp, Inc." "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-106557), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Flatbush Federal Bancorp, Inc. and Flatbush Federal" in the Registrant's prospectus.

Item 2.  Exhibits.

1. Registration Statement on Form SB-2 (Registration Number 333-106557) dated June 27, 2003, as amended on August 4, 2003, is hereby incorporated by reference.

2. Federal Stock Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on June 27, 2003, as amended August 4, 2003).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on June 27, 2003, as amended on August 4, 2003).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on June 27, 2003, as amended on August 4, 2003).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              FLATBUSH FEDERAL BANCORP, INC.



Date:    August 21, 2003                  By: /s/ Jesus R. Adia
                                             -----------------------------------
                                             Jesus R. Adia
                                             Executive Vice President